EXHIBIT 99.3
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         HOLLINGER INTERNATIONAL ANNOUNCES PLANS WITH RESPECT TO LETTER
                          RECEIVED FROM HOLLINGER INC.

NEW YORK, NY, JANUARY 18, 2006 -- Hollinger International Inc. (NYSE: HLR) (the "Company") announced earlier today that it had received a letter from Hollinger Inc. stating that Hollinger Inc. and its wholly owned subsidiary ("Inc.") intended to nominate two Inc. directors to serve as directors of the Company at the Company's Annual Meeting of Stockholders scheduled for January 24, 2006. The two directors Inc. has designated as candidates are Randall Benson, Inc.'s Chief Restructuring Officer and an Inc. director, and Stanley M. Beck, an Inc. director.

The Company's Board has unanimously determined not to endorse the Inc. candidates. The Company has previously advised Inc. of its view that, due to extensive and pervasive conflicts, Inc. Board members would be incapable of serving as independent directors of the Company and acting exclusively in the best interests of the Company's non-controlling majority shareholders. For these reasons, the Company previously declined Inc.'s request to include two Inc. directors as nominees for election to the Company's Board at the Annual Meeting.

The Company's Board of Directors previously nominated seven individuals as candidates for election at the Annual Meeting of Stockholders. Given Inc.'s super-majority voting power, however, it will be in a position to elect its nominees. To facilitate the Company's shareholders' fair consideration of the Board's seven nominees, the Board has determined to change the size of the Board as of the election of directors at the Annual Meeting from seven to nine. If Inc. decides not to nominate and vote for its candidates, the size of the Board as of the election of directors will remain at seven.

Since the candidates the Company expects to be nominated and elected by Inc. are not endorsed by the Company's Board, certain provisions of the Illinois Court Order, dated January 16, 2004, issued by the United States District Court for the Northern District of Illinois in the matter of UNITED STATES SECURITIES AND EXCHANGE COMMISSION v. HOLLINGER INTERNATIONAL, INC. will apply. Under the Order, Richard C. Breeden would become Special Monitor of the Company immediately upon election of Inc.'s candidates. The Special Monitor's mandate would be, among other matters, to protect the interests of the Company's non-controlling shareholders to the extent permitted by law.

Hollinger International Inc. (www.hollingerinternational.com) is a newspaper publisher whose assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area as well as in Canada.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

CONTACTS:
Molly Morse / Jeremy Fielding
Kekst and Company
212-521-4826/4825
molly-morse@kekst.com
jeremy-fielding@kekst.com